Exhibit 10.5

Execution Copy

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

First Amendment to Stock Purchase Agreement dated as of February 13, 2024 (this “Amendment”), by and between GlassBridge Enterprises, Inc., a Delaware corporation (“Company”), and Tacora Capital, LP, a Delaware limited partnership (“Buyer”). All capitalized terms used but not otherwise defined herein have the meanings set forth in the Original Agreement (as defined below), except that the term “Agreement”, as used therein, shall mean the Original Agreement as amended by this Amendment and the term “Remaining Securities” shall have the meaning set forth below in this Amendment.

RECITALS

WHEREAS, reference is made to that certain Stock Purchase Agreement dated as of September 23, 2023 (the “Original Agreement”), by and between Company and Buyer, pursuant to which, among other things, (a) at the Initial Closing, Company sold and issued to Buyer, and Buyer purchased from Company, the Initial Closing Purchased Securities, and (b) in accordance with Section 14 of the Term Loan Agreement, from time to time after the Initial Closing, Company agreed to issue to Buyer and Buyer agreed to purchase from Company the remaining 32,775 shares of Preferred Stock, 17,500 Series 1 RSUs and 35,000 Series 2 RSUs (collectively, the “Initial Remaining Securities”), in each case for the respective purchase prices set forth in the Original Agreement;

WHEREAS, at various times from the Initial Closing Date to the date hereof, Buyer has acquired from the Initial Remaining Securities, in the aggregate, 31,269 shares of Preferred Stock, 16,499 Series 1 RSUs and 33,001 Series 2 RSUs for an aggregate purchase price of Thirty One Million Four Hundred Thirty-Four Thousand Dollars ($31,434,000);

WHEREAS, as of immediately prior to the execution and delivery of this Amendment, the Initial Remaining Securities includes 1,506 shares of Preferred Stock, 1,001 Series 1 RSUs and 1,999 Series 2 RSUs (collectively, the “Current Remaining Securities”);

WHEREAS, Buyer has agreed to purchase from Company, and Company has agreed to sell and issue to Buyer, up to an additional ten thousand (10,000) shares of Preferred Stock (the “Additional Preferred Shares”) for a price per share equal to the Per Preferred Share Price ($1,000 per share), without the purchase of any additional Series 1 RSUs or Series 2 RSUs; and

WHEREAS, pursuant to Section 8.4 of the Original Agreement, Company and Buyer desire to amend the Original Agreement as set forth herein to reflect their agreement with respect to the purchase and sale and issuance of the Additional Preferred Shares.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Company and Buyer hereby agree as follows:

Section 1. Amendment to Original Agreement. The Original Agreement is hereby amended as follows:

(a) Section 3.1 of the Original Agreement is deleted in its entirety and replaced with the following:

“Section 3.1 Purchase and Sale of Remaining Preferred Shares and RSUs; Approved Transactions. Subject to the terms and conditions in this Agreement and Section 14 of the Term Loan Agreement, from time to time after the Initial Closing, Buyer shall purchase from Company, and Company shall issue, sell and deliver to Buyer, the remaining 42,775 shares of Preferred Stock, 17,500 Series 1 RSUs and 35,000 Series 2 RSUs (collectively, the “Remaining Securities”), in each case free and clear of any Encumbrances (other than transfer restrictions under the Securities Act and applicable state securities Laws), for a price per share of Preferred Stock equal to One Thousand Dollars ($1,000) (the “Per Preferred Share Price”) and a price per one Series 1 RSU and one Series 2 RSU equal to approximately Three Dollars and Thirty-Three Cents ($3.33) (the “Per RSU Price”), or, assuming the purchase of all Remaining Securities, an aggregate of Forty-Two Million Seven Hundred Seventy-Five Thousand Dollars ($42,775,000) for the remaining shares of Preferred Stock and One Hundred Seventy-Five Thousand Dollars ($175,000) in consideration for the remaining RSUs. Such securities shall be purchased in such amounts, on such dates and in accordance with the provisions set forth below in this Article 3.

(b) Section 3.2(b) of the Original Agreement is deleted in its entirety and replaced with the following:

“(b) At least ten (10) Business Days prior to a Subsequent Closing Date, Company shall deliver to Buyer a written statement setting forth the aggregate amount of consideration to be paid by Company for the Approved Transaction, plus an amount equal to Company’s out-of-pocket costs and expenses (including reasonable legal and other professional fees and expenses incurred in connection therewith, which legal and other professional fees and expenses shall not exceed for any individual Approved Transaction One Hundred Thousand Dollars ($100,000)) (collectively, the “Subsequent Closing Consideration”). At each Subsequent Closing, Buyer shall deliver to Company an amount equal to the Subsequent Closing Consideration in consideration for, and Company shall issue and deliver to Buyer, a pro rata portion of the Remaining Securities (the “Subsequent Closing Purchased Securities”; and, together with the Initial Closing Purchased Securities, the “Purchased Securities”) based on Buyer’s original commitment to purchase an aggregate of 32,775 shares of Preferred Stock, 17,500 Series 1 RSUs and 35,000 Series 2 RSUs until all the until all of such Initial Remaining Securities have been purchased and, at each Subsequent Closing Date thereafter, upon receipt of the Subsequent Closing Consideration, Company shall issue the applicable number of the remaining 10,000 shares of Preferred Stock to Buyer. Notwithstanding the foregoing, Buyer shall not be obligated to fund more than an aggregate of Forty-Two Million Seven Hundred Seventy-Five Thousand Dollars ($42,775,000) for all Approved Transactions.”

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Section 2. Representations and Warranties. Each of Company and Buyer hereby represents and warrants to the other that (a) it has full power and authority to execute, deliver and perform its obligations under this Amendment; (b) its execution, delivery and performance of this Amendment have been duly authorized as required pursuant to its Charter Documents and do not require any further authorization or consent of any Person; (c) this Amendment has been duly authorized, executed and delivered by it and (assuming the valid authorization, execution and delivery of this Amendment by Company or Buyer, as the case may be) is the legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

Section 3. Miscellaneous.

(a) Except as specifically modified or amended by this Amendment, all provisions of the Original Agreement remain in full force and effect as written.

(b) This Amendment contains the entire understanding of the Parties with regard to the subject matter contained herein and supersedes all other prior representations, warranties, understandings or letters of intent between or among any of the parties with respect thereto. This Amendment shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

(c) This Amendment may be executed and delivered (including by electronic signature or sent by email in portable document format (PDF)) in counterparts, each of which shall be considered an original instrument, but all of which shall be deemed to constitute one and the same agreement, which agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to each other party, it being understood that both parties need not sign the same counterpart.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the day and year first above written.

Company:

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

Buyer:

TACORA CAPITAL, LP
By: Tacora Capital GP, LLC, its general partner

By:	/s/ Keri Findley
Name:	Keri Findley
Title:	Authorized Signatory

[Signature page to Amendment to Stock Purchase Agreement]